UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

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Bionovo, Inc.
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May 5, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Bionovo, Inc, a Delaware corporation (“Bionovo” or the “Company”). The meeting will be held on Monday, June 15, 2009, at 11:00 a.m. local time at the Company’s headquarters, located at 5858 Horton Street, Suite 400, Emeryville, California.

You may have noticed changes in the way we are providing proxy materials to our stockholders for this year’s annual meeting. This is because we have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission. These rules allow us to provide our stockholders with the information they need, while reducing our printing and mailing costs and helping to conserve natural resources. The Notice of Internet Availability of Proxy Materials that you received in the mail contains instructions on how to access this proxy statement and the 2008 annual report and vote online.  The Notice also includes instructions on how you can request a paper copy of the annual meeting materials.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to take a moment to vote on the items in this year’s proxy statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the meeting.

I look forward to seeing you at the annual meeting, where you will hear about our results for 2008 and our priorities for 2009.

Sincerely,

/s/ Dr. Mary Tagliaferri

Dr. Mary Tagliaferri
President and Secretary

i

BIONOVO, INC.

5858 Horton Street, Suite 400

Emeryville, California 94608

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have made this proxy statement available to you because the Board of Directors of Bionovo is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or if you request printed copies of the proxy materials by mail, you can also vote by mail.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to its proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most stockholders (other than those who previously requested electronic or paper delivery of proxy materials). The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 20, 2009, the record date for the annual meeting, will be entitled to vote at the annual meeting. On this record date, there were 76,363,101 shares of common stock, $0.0001 par value per share, outstanding and entitled to vote. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2009 your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote either over the Internet or by telephone or by mail if you request printed copies of the proxy materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

(1)           Election of seven directors;

(2)	Ratification of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

How do I vote?

You may either vote “FOR” all the nominees for director or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “Against” or you may abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or you can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided on the proxy/voting instruction card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice from that organization rather than from Bionovo. Simply follow the voting instructions provided in the Notice. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2009.

What if I return a proxy card but do not make specific choices?

If you properly submit your proxy over the Internet, by telephone, or by mail (if you request printed copies of the proxy materials), and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of each of the seven directors, FOR the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm, and in their discretion on any other matters that properly come before the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of our common stock. Solicitation may also be made personally or by telephone by the Company’s directors, officers and regular employees without additional compensation. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $8,000, plus expenses.

What does it mean if I receive more than one notice?

If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. You should submit a proxy for each one to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date (including an Internet or telephone vote).

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 5858 Horton Street, Suite 400, Emeryville, California, 94608.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

Rules of the Securities and Exchange Commission require that we receive any proposal by our stockholders for inclusion in our proxy materials for the 2010 annual meeting of stockholders no later than by January 5, 2010. Proposals must be submitted in writing to our Secretary at 5858 Horton Street, Suite 400, Emeryville, California, 94608, and you must comply with other requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2010 annual meeting date changes by more than 30 days from the date of the 2009 annual meeting date, then the proposal must be submitted a reasonable time before we begin to print and send our proxy materials for the 2010 annual meeting.

In addition, our Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2010 annual meeting of stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s proposal, nominee, stock ownership and identity, to our corporate secretary no later than the close of business on March 17, 2010 and no earlier than the close of business on December 17, 2009. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You must comply with these bylaws requirements in connection with a stockholder proposal or director nomination outside the Rule 14a-8 context.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not have an effect on the outcome of Proposal 1, but they will have the same effect as a vote Against Proposal 2.  Abstentions and broker non-votes will be counted toward the quorum requirement.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to such matters because the nominee does not have discretionary voting power.

How many votes are needed to approve each proposal?

For the approval of  Proposal 1 (the election of directors) , the seven nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

To be approved, Proposal 2 (ratifying the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009) must receive “FOR” votes from the holders of a majority of shares present at the annual meeting, either in person or by proxy. Abstentions and broker non-votes will have the same effect as a vote against the proposal, because passage of Proposal 2 requires the affirmative vote of a majority of the votes present at the meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares on the record date are present at the meeting in person or represented by proxy. On the record date, there were 76,363,101 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of seven directors. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting and until his successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of our Board who was previously elected by the stockholders or appointed to the Board during 2008.

The seven candidates receiving the highest number of affirmative votes by the holders of shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following table sets forth the names and ages (as of March 31, 2009) of our directors:

Name	Age	Position Held With Us

John Baxter	68	Director
George Butler	61	Director
Isaac Cohen	46	Chairman, Chief Executive Officer, Chief Scientific Officer and Director
Louis Drapeau	65	Director
David Naveh	57	Director
Mary Tagliaferri	43	President, Chief Medical Officer, Chief Regulatory Officer and Director
Michael D. Vanderhoof	49	Director

The following are brief biographies of each nominee for Director:

John D. Baxter, M.D., 68, has been a director since April 14, 2008. Dr. Baxter is currently Senior Member and Co-Director of the Center for Diabetes Research at The Methodist Hospital Research Institute, and Head of endocrinology at The Methodist Hospital.  He was associated with the University of California, San Francisco (or “UCSF”) from 1970-2008 where he was a Professor of Medicine from 1979-2008, Chief of the Endocrinology, Parnassus Campus from 1980 to 1997, and Director of UCSF’s Metabolic Research Unit from 1981 to 1999. Dr. Baxter was President of The Endocrine Society from June 2002 to June 2003. He was a founder and served as a director of California Biotechnology, Inc. (now Scios, Inc., a division of Johnson & Johnson) from 1982 until 1992 and was a founder and Director of Karo Bio A.B., a Swedish biotechnology company and SciClone Pharmaceuticals. Dr. Baxter has also been elected to the National Academy of Sciences and the Institute of Medicine of the National Academy of Sciences, and he received the Outstanding Investigator Award from the Howard Hughes Medical Institute.

George Butler, Ph.D., 61, has been a director since March 11, 2008. Currently, Dr. Butler serves as the Chairman and President of SingEval (Singapore) Pte. Ltd., based in Singapore and the US. Dr. Butler was formerly the vice president, Customer Relationships, Global Development of AstraZeneca, plc. Prior to this, he was vice president, head of regulatory affairs. Prior to his time at AstraZeneca, Dr. Butler was vice president and head of regulatory affairs with Novartis AG. Dr. Butler has over 30 years of healthcare research and business experience, primarily in a development environment in multiple biopharmaceutical companies and has also been active for many years in advancing Asian-Western development/regulatory single programs.

Isaac Cohen, O.M.D., L.Ac., 46, is a co-founder of Bionovo Pharmaceuticals, Inc. (“Bionovo Pharmaceuticals”), and has served as its Chairman, President, Chief Executive Officer, and Chief Scientific Officer and as a director since February 2002.  He became Bionovo, Inc.’s Chairman, Chief Executive Officer and Chief Scientific Officer and a Director in April 2005.

Louis Drapeau, CPA, MBA, 65, has been a director since March 14, 2008. Currently, Mr. Drapeau serves as the Chief Executive Officer of InSite Vision since November 2008 and as its Chief Financial Officer since October 1, 2007. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company headquartered in San Carlos, California from January 2006 to August 2007. Prior to Nektar, Mr. Drapeau served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent more than 30 years at Arthur Andersen. Mr. Drapeau also serves on the boards of Intermune, Inc., and Bio-Rad Laboratories.

David Naveh, Ph.D., MBA, 57, has been a director of Bionovo Pharmaceuticals since August 2003. He became a director of the Company in May 2005. In 2007, Dr. Naveh retired from Bayer Corporation, where he had worked since 1992, and served as Chief Technological Officer of Bayer Biological Products, Worldwide.

Mary Tagliaferri, M.D., L.Ac., 43, is a co-founder of Bionovo Pharmaceuticals, and has served as its Chief Regulatory Officer, Chief Medical Officer, Secretary and Treasurer and as a director since February 2002. She became Vice President, Chief Medical Officer, Chief Regulatory Officer, Secretary and Treasurer of Bionovo, Inc. in April 2005, and a director effective in May 2005. She became President of Bionovo, Inc. in addition to continuing her functions as the Company’s Chief Medical Officer, Secretary, Treasurer and Director in May 2007.

Michael Vanderhoof, 49, has been a director since June 2005. Mr. Vanderhoof is Chairman of Cambria Asset Management, LLC, which owns Cambria Capital, LLC, a NASD registered broker dealer with offices in Los Angeles and Salt Lake City. Mr. Vanderhoof is also a co-manager of Cambria Investment Fund LP. Mr. Vanderhoof has over 20 years of experience in the capital markets. Mr. Vanderhoof is also a director of Auxilio, Inc.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance

Bionovo has adopted corporate governance guidelines that outline, among other matters, the role of the Board, and the responsibilities of various Board committees. These guidelines assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management, and are also intended to align the interests of directors and management with those of the Company’s stockholders. These guidelines establish practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.

The Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ Stock Market (“NASDAQ”) listing standards and Securities and Exchange Commission (“SEC”) rules, and evolving best practices and other developments.

Independence of the Board of Directors

We are listed on the NASDAQ Capital Market (“NASDAQ”) and have chosen to apply the listing standards of NASDAQ in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except Isaac Cohen, our Chairman and Chief Executive Officer, Mary Tagliaferri, our President and Chief Medical Officer, and Michael Vanderhoof.

Meetings of the Board of Directors

During fiscal year 2008, the Board held eight meetings in person or by telephone. Between meetings, members of the Board are provided with information regarding the Company’s operations and are consulted on an informal basis with respect to pending business. Each director attended at least 75% of the total number of meetings of the Board.

Stockholder Communications with the Board of Directors

Interested parties may communicate with the Board or specific members of the Board, including the independent directors and the members of the various board committees, by submitting a letter addressed to the Board of Directors of Bionovo, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are then forwarded to the indicated directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, including our principal executive officer, our principal financial officer and our principal accounting officer. The Company’s Chief Executive Officer and Chief Financial Officer have signed the Code of Ethics, and a copy of the Code of Ethics is available at the Corporation’s website at http://www.bionovo.com under the heading “Investors — Corporate Governance”.

Information Regarding the Committees of our Board of Directors

The Company’s by-laws authorize the Board to appoint among its members one or more committees, each consisting of one or more directors.   The Company has two standing committees: an Audit Committee and a Compensation and Nominations Committee.

The following table provides membership information and meeting information for each of the Board committees as of December 31, 2008:

Name	Audit Committee	Compensation and Nominations Committee

John Baxter	X	X
George Butler		X
Louis Drapeau	X*
David Naveh	X	X*
Total meetings in fiscal 2008	4	1
________________
*           Committee Chairperson

Audit Committee

The Audit Committee is presently composed of Louis Drapeau, who serves as chairperson, John Baxter, and Dr. Naveh. No member of the Audit Committee is an employee or officer of the Company. The functions of the Audit Committee include, among other things, reviewing the Company’s annual and quarterly financial statements, reviewing the results of each audit and quarterly review by the Company’s independent public accountants, reviewing the Company’s internal audit activities and discussing the adequacy of the Company’s accounting and control systems. The Audit Committee met four times during the fiscal year ended December 31, 2008.

The Audit Committee Charter provides that the Audit Committee will consist of no fewer than three members, each of whom is independent under NASDAQ rules. Louis Drapeau, John Baxter, and Dr. Naveh are “independent” directors, as defined in the Securities Exchange Act of 1934 as well as under the rules and regulations of the American Stock Exchange or the NASDAQ Stock Market, to the extent any of the Company’s securities are traded or quoted thereon. Louis Drapeau is qualified to be an “audit committee financial expert,” as that term is defined by Regulation S-K of the Securities Exchange Act of 1934.

Compensation and Nominations Committee

Our Compensation and Nominations Committee is currently composed of three non-employee directors: Dr. Naveh, who serves as chairperson, George Butler and John Baxter. The Compensation and Nominations Committee reviews and approves our overall compensation strategy, policies, plans and programs. The Compensation and Nominations Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of other senior management, including executive officers; and administers our equity incentive and purchase plans. The Compensation and Nominations Committee also reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation and Nominations Committee met once during the fiscal year ended December 31, 2008.

This committee is also responsible for the Company’s qualification and nomination of potential Board members and for the review and approval of compensation for directors and corporate officers. The Board of Directors does not have a charter for the Company’s nominating process.  However, the Compensation and Nominations Committee reviews the qualities and skills of prospective members of the Board of Directors and generally requires that director candidates be qualified individuals who, if added to the Board of Directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Potential Board members should not have commitments that would conflict with the time commitments of a director of the Company.

The Board of Directors does not have a specific policy for consideration of nominees recommended by security holders. However, security holders can recommend a prospective nominee for the Board of Directors by writing to the Company’s Secretary at the Company’s corporate headquarters and providing the information required by the Company’s by-laws, along with any additional supporting materials the security holder considers appropriate. As of March 31, 2009, there have been no recommended nominees from security holders. The Company pays no fees to third parties for evaluating or identifying potential nominees.

Available information about Bionovo

The following information is available on our website at www.bionovo.com and in print for any stockholder upon written request to our Secretary:

•	Previously filed SEC current reports, quarterly reports, annual reports, and reports under Section 16(a) of the Securities Exchange Act of 1934

•	Audit Committee Charter

•	Compensation and Nominations Committee Charter

•	Code of Business Conduct and Ethics

•	By-laws

COMPENSATION AND NOMINATIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2008, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation and Nominations Committee.  In 2008, we signed a manufacturing process consulting contract with Dr. Naveh for $60,000.  Dr. Naveh received payments totaling $55,000 in 2008 and a final payment of $5,000 in the first quarter of 2009.

REPORT OF THE COMPENSATION AND NOMINATIONS COMMITTEE

The Compensation and Nominations Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation and Nominations Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

David Naveh, Chairperson
John Baxter
George Butler

NON-EMPLOYEE DIRECTOR COMPENSATION

For the year ended December 31, 2008, each of our non-employee directors received an annual retainer of $24,000, except for Dr. Baxter who joined the Board on April 14, 2008 and received a pro-rata retainer. Brooks Corbin, Mimi Hancock, and Richard Juelis did not stand for re-election in 2008 and accordingly were paid a pro rata retainer based on time served. Total compensation paid to non-employee directors in 2008 was $171,250. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with our policy.

During 2008, we granted options to purchase an aggregate of 125,000 shares of common stock to our non-employee directors pursuant to the 2005 Equity Incentive Plan at a weighted average exercise price per share of $1.20. As of March 31, 2009, no options had been exercised under the Equity Incentive Plan.

The following table sets forth a summary of the compensation we paid to our non-employee directors who served during the fiscal year ended December 31, 2008:
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)

John Baxter(2)	18,000	23,608	41,608
George Butler(3)	24,000	23,430	47,430
Brooks Corbin(4)	19,500	2,977	24,477
Louis Drapeau(5)	31,500	23,430	54,930
Mimi Hancock(6)	14,500	1,731	16,231
Richard Juelis(7)	12,000	(5,362)	6,638
David Naveh(8)	27,750	25,574	53,324
Michael Vanderhoof(9)	24,000	34,057	58,057

(1)
Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by Bionovo in fiscal 2008 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123(R). The assumptions used to calculate the value of option awards are set forth under Note 6 of the Notes to the Financial Statements included in Bionovo’s Annual Report on Form 10-K for the fiscal year ended 2008 filed with the SEC on March 13, 2009.

(2)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $17,827 for a stock option grant to purchase 25,000 shares of common stock made on April 14, 2008 at an exercise price of $1.30 per share; and (b) $5,781 for a stock option grant to purchase 10,000 shares of common stock made on June 17, 2008 at an exercise price of $1.04 per share.

(3)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $17,649 for a stock option grant to purchase 25,000 shares of common stock made on April 14, 2008 at an exercise price of $1.30 per share; and (b) $5,781 for a stock option grant to purchase 10,000 shares of common stock made on June 17, 2008 at an exercise price of $1.04 per share.

(4)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $20,551 for a stock option grant to purchase 25,000 shares of common stock made on July 3, 2006 at an exercise price of $1.60 per share; and (b) $76,189 for a stock option grant to purchase 22,500 shares of common stock made on April 2, 2007 at an exercise price of $5.75 per share.  Compensation costs recognized in 2008 were partially offset by the reversal of expense recognized for forfeited shares.

(5)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $17,649 for a stock option grant to purchase 25,000 shares of common stock made on April 14, 2008 at an exercise price of $1.30 per share; and (b) $5,781 for a stock option grant to purchase 10,000 shares of common stock made on June 17, 2008 at an exercise price of $1.04 per share.

(6)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $84,654 for a stock option grant to purchase 25,000 shares of common stock made on April 2, 2007 at an exercise price of $5.75 per share; and (b) $45,118 for a stock option grant to purchase 25,000 shares of common stock made on July 11, 2007 at an exercise price of $2.98 per share.  Compensation costs recognized in 2008 were partially offset by the reversal of expense recognized for forfeited shares.

(7)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $45,118 for a stock option grant to purchase 25,000 shares of common stock made on July 11, 2007 at an exercise price of $2.98 per share.  Compensation costs recognized by Bionovo in 2008 were offset by the reversal of expense recognized for forfeited shares.

(8)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $59,258 for a stock option grant to purchase 17,500 shares of common stock made on April 2, 2007 at an exercise price of $5.75 per share; and (b) $5,781 for a stock option grant to purchase 10,000 shares of common stock made on June 17, 2008 at an exercise price of $1.04 per share.

(9)
Reflects the compensation costs recognized by Bionovo in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $84,654 for a stock option grant to purchase 25,000 shares of common stock made on April 2, 2007 at an exercise price of $5.75 per share; and (b) $5,781 for a stock option grant to purchase 10,000 shares of common stock made on June 17, 2008 at an exercise price of $1.04 per share.

In 2009, the non-employee directors will receive an annual cash retainer of $24,000. Board members also receive additional retainers for serving as chairpersons on board committees. The additional retainer for the Chair of the Audit Committee will be $2,500 per meeting attended subject to a maximum of $10,000 and the additional retainer for the Chair of the Compensations and Nominations Committee will be $2,500 per meeting attended subject to a maximum of $5,000.  Our directors are also entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend board meetings.

In addition to the cash compensation, each non-employee director will be granted an annual stock option award to purchase 10,000 shares for directors previously elected by the stockholders and each new non-employee director will automatically receive an option to purchase 25,000 shares of our common stock upon election to the board. Subject to board approval, the chair of each Committee is eligible for a discretionary grant of options to purchase 1,500 shares of our common stock for each meeting attended, up to a maximum of 6,000 shares for the Audit Committee and 3,000 shares for the Compensation and Nominations Committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PMB Helin Donovan LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PMB Helin Donovan LLP has audited our financial statements since December 31, 2005. Representatives of PMB Helin Donovan LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PMB Helin Donovan LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PMB Helin Donovan LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PMB Helin Donovan LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2008 and December 31, 2007 by PMB Helin Donovan LLP, our principal accountant:

	Fiscal Year Ended
	2008	2007

Audit Fees	$151,849	$116,092
Audit-related Fees	—	—
Tax Fees	—	—
Other Fees	5,425	—
Total Fees	$157,274	$116,092

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid PMB Helin Donovan LLP for professional services for the audit of our financial statements included in our annual reports on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q and Form 10-QSB, for services related to attestation of management’s assessment of the effectiveness of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by the accountant in connection with statutory and regulatory filings.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the rendering of the services other than audit services by PMB Helin Donovan LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2008.

Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

PMB Helin Donovan LLP, our independent registered public accounting firm for 2008, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States and has expressed its own opinion on the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and selected PMB Helin Donovan LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009.

From the members of the Audit Committee of Bionovo, Inc.

Louis Drapeau, Chairperson
John Baxter
David Naveh

_____________
(*) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2009, by (i) each current director; (ii) each executive officer named in the summary compensation table included herein; (iii) all of the Company’s current directors and executive officers as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of the Company’s common stock.

Beneficial Ownership of Securities (1)

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned

Isaac Cohen	9,628,094	12.6%
Mary Tagliaferri	9,601,094	12.6%
Michael Vanderhoof (2)	1,170,601	1.5%
David Naveh (3)	814,333	1.1%
Thomas Chesterman (4)	250,000	*
Louis Drapeau (5)	75,000	*
John Baxter (6)	35,000	*
George Butler (7)	35,000	*
All executive officers and directors as a group (8 persons) (8)	21,609,122	28.3%

_______________

*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,363,101 shares of common stock outstanding on March 31, 2009, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each person on this table is c/o Bionovo, Inc., 5858 Horton street, Suite 400, Emeryville, CA 94608.

(2)	Includes 434,225 shares subject to stock warrant agreements and 60,833 shares subject to stock option agreements exercisable within 60 days

(3)	Includes 814,333 shares subject to stock option agreements exercisable within 60 days.

(4)	Includes 250,000 shares subject to stock option agreements exercisable within 60 days.

(5)	Includes 35,000 shares subject to stock option agreements exercisable within 60 days.

(6)	Includes 35,000 shares subject to stock option agreements exercisable within 60 days.

(7)	Includes 35,000 shares subject to stock option agreements exercisable within 60 days.

(8)	Includes 434,225 shares subject to stock warrant agreements and 1,230,166 shares subject to stock option agreements exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. George Butler filed one late report relating to the grant of stock options and Mr. Louis Drapeau filed two late reports each relating to the grant of stock options.

COMPENSATION DISCUSSION AND ANALYSIS

The policies of the Compensation Committee, or the Committee, with respect to the compensation of executive officers, including the Chief Executive Officer, or CEO, are designed to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee recommends executive compensation packages to our board of directors that are based on a mix of salary, bonus and equity awards.

Our Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of our Compensation Committee. The charter is periodically reviewed and revised by our Compensation Committee and our Board of Directors and is available on our website at: http://www.bionovo.com under the heading “Investors – Corporate Governance”; however, information found on our website is not incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee’s goals with respect to executive officers are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

Overall, we seek to provide total compensation packages that are competitive in terms of total potential value to our executives, and that are tailored to the unique characteristics of our company in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. We intend to be competitive with other similarly situated companies in our industry.

BENCHMARKING OF CASH AND EQUITY COMPENSATION

The Committee believes it is important when making its compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the life sciences industry. Although the Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, our executives’ compensation packages have more recently reflected an increased focus on performance and equity-based compensation, as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation are the most important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.

The Committee has also historically taken into account input from other sources, including input from other independent members of the board of directors and publicly available data relating to the compensation practices and policies of other companies within and outside of our industry. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

The Committee intends to retain the services of third-party executive compensation specialists from time to time, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.

EXECUTIVE COMPENSATION COMPONENTS

Base Salary. Base salary is the primary fixed compensation element in the executive pay program. Our Compensation Committee believes that increases to base salary should reflect the job responsibilities, the individual’s performance for the preceding year and his or her pay level relative to similar positions at companies in our peer group as well as internal equity with respect to the rest of the executive team. We believe that maintaining base salary amounts at or near the industry median minimizes competitive disadvantage while avoiding paying amounts in excess of what we believe to be necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, and the Committee and board will seek to adjust base salary amounts to realign such salaries with median market levels after taking into account individual responsibilities, performance and experience. These guidelines are used throughout our company for employees at all grade levels. Executive officer base salary increases are effective on January 1 of each year, which is the same effective date for the rest of our employees.

Annual Incentive Bonus Program. In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing incentives to our executives to achieve defined annual corporate goals. Our annual incentive bonus program is an “at-risk” compensation arrangement designed to reward our executive officers (as well as all our employees) for the achievement of key financial and operational goals that we believe will provide the foundation for creating longer-term stockholder value. Payment of bonuses to our executive officers is subject to the achievement of a minimum performance threshold tied to our corporate goals established by the Board of Directors.

At the end of each year, the Board, upon the recommendation of the Committee, determines the level of achievement for each corporate goal. Final determinations as to bonus levels are then based on the achievement of these corporate goals, which are the same for all executives, as well as our assessment as to the overall success of our company and the development of our business. Actual bonuses are paid to the executives at the end of each fiscal year and may be above or below target bonus levels, at the discretion of the board. Bonus payments under our annual bonus plan are contingent on continued employment with the company at the end of the year.

Equity Compensation. We believe that providing a significant portion of our executives’ total compensation package in stock options and other equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. The Committee and board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives. This judgment is based in part on information provided by benchmarking studies.

We grant equity awards through our Equity Incentive Plan, which was adopted by our board and stockholders to permit the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and other stock-based awards to our officers, directors, scientific advisory board members, employees and consultants. All of our employees, directors, scientific advisory board members and consultants are eligible to participate in the Equity Incentive Plan.

Based on 2008 results, the Committee recommended to the Board that no salary increases, incentive bonuses or equity awards be granted to our executives.

Equity Grant Practices. Equity grants made to our executive officers, including the Chief Executive Officer, are approved by the full Board of Directors upon the recommendation of the committee. We grant options at exercise prices equal to or above the closing price of our common stock on the NASDAQ Capital Market on the date of grant. In addition, we do not coordinate grants of options so that they are made before an announcement of favorable information, or after an announcement of unfavorable information. We do not reprice options. Likewise, if our stock price declines after the grant date, we do not replace options.

Benefits and Perquisites. Beginning in fiscal year 2005 all executive officers are eligible to receive health care coverage that is generally available to other Bionovo employees. For the fiscal year ended December 31, 2008, we contributed $29,414.

Bionovo maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Bionovo employees were eligible to contribute up to $15,500 of their compensation in 2008 subject to certain Internal Revenue Service and plan restrictions. Bionovo does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) Plan.

We offer our Chairman and CEO, our President and Chief Medical Officer, and our Chief Financial Officer personal life insurance policies of up to $1.0 million paid for by the Company.

We also offer a number of other benefits to the executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, employee assistance and certain other benefits.

The 401(k) Plan and other generally available benefit programs allow us to remain competitive for employee talent, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty to Bionovo. The main objectives of Bionovo’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving financial retirement goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an annual basis, we benchmark our overall benefits programs against our peers using biotechnology industry data. We also analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Nonqualified Deferred Compensation The Company does not have a Deferred Compensation Plan.

Tax Considerations. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). Section 162(m) of the Code generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million deduction limit.

We have taken steps to structure payments to executive officers under the corporate bonus and equity compensation programs to meet the Section 162(m) requirements. Our Compensation Committee nevertheless retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention.

2008 Executive Compensation Summary

The following table sets forth information regarding compensation earned in the fiscal years ended December 31, 2008, 2007 and 2006 by our Chairman and CEO, our President and Chief Medical Officer, and our Chief Financial Officer (these individuals are collectively referred to as our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards(1) ($)	Non-Equity Incentive Plan Comp(4) ($)	All Other Compensation ($)	Total ($)

Isaac Cohen(2)	2008	373,154	—	—	—	—	22,496	395,650
Chairman and Chief	2007	295,000	—	—	—	100,000	22,536	417,536
Executive Officer	2006	194,423				65,000	14,757	274,180

Mary Tagliaferri(3)	2008	373,154	—	—	—	—	22,643	395,797
President and Chief	2007	295,000	—	—	—	100,000	22,943	417,943
Medical Officer	2006	194,423				65,000	14,757	274,180

Thomas Chesterman(5)	2008	319,898	—	—	—	—	20,383	340,281
Senior Vice President and	2007	140,769	—	—	187,277	75,000	2,116	405,162
Chief Financial Officer	2006	—	—	—	—	—	—	—

(1)
The method of and assumptions used to calculate the value of the options granted to our named executive officers is discussed under Note 6 of the Notes to the Financial Statements included in Bionovo’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on March 13, 2009.

(2)	Salary was increased to $375,000 effective January 1, 2008.

(3)	Salary was increased to $375,000 effective January 1, 2008.

(4)	There were no cash bonuses awarded to the Named Executive Officers for the year ended December 31, 2008.

(5)	Thomas Chesterman commenced his employment with us on July 11, 2007. Salary was increased to $320,000 effective January 1, 2008.

All Other Compensation in the summary compensation table above includes the following components:

Name	Year	Car Allowance ($)	Health Care Contributions ($)	Life Insurance Premiums ($)	Total ($)

Isaac Cohen	2008	11,950	9,282	1,264	22,496
	2007	15,440	6,798	298	22,536
	2006	8,709	6,048	—	14,757

Mary Tagliaferri	2008	11,950	9,282	1,411	22,643
	2007	15,937	6,798	208	22,943
	2006	8,709	6,048	—	14,757

Thomas Chesterman	2008	—	10,850	9,533	20,383
	2007	—	—	2,116	2,116
	2006	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to our current executive officers upon termination of employment or a change in control. The Board may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our executive officers assuming their employment was terminated on December 31, 2009:

Name	Benefit	Termination Without Cause Prior to a Change in Control ($)	Termination Without Cause or Constructive Termination Following a Change in Control ($)

Isaac Cohen	Salary	375,000	375,000
	Bonus	150,000	150,000
	Benefits continuation	—	12,000
	Total value:	525,000	537,000

Mary Tagliaferri	Salary	375,000	375,000
	Bonus	150,000	150,000
	Benefits continuation	—	12,000
	Total value:	525,000	537,000

Thomas Chesterman	Salary	320,000	160,000
	Bonus	128,000	64,000
	Benefits continuation	—	—
	Total value:	448,000	224,000

Employment and Separation Agreements

Isaac Cohen, the Company’s Chief Executive Officer, has an employment agreement with Bionovo that provides for an annual salary of $375,000, subject to annual review and potential increase by the Board of Directors. Mr. Cohen is eligible to receive annual bonuses in cash or stock options as awarded by the Board of Directors in its discretion. Mr. Cohen also is entitled to an automobile allowance of up to $750 per month plus certain related expenses and we have agreed to indemnify him in his capacity as an officer or director. Mr. Cohen will receive a severance payment equal to his target bonus for the year, prorated for the number of months during the calendar year that he was employed. The agreement is effective as of January 1, 2008 and will terminate no later than July 1, 2010.

Mary Tagliaferri, the Company’s Chief Regulatory Officer, has an employment agreement with Bionovo that provides for an annual salary of $375,000, subject to annual review and potential increase by the Board of Directors. Dr. Tagliaferri is eligible to receive annual bonuses in cash or stock options as awarded by the Board of Directors in its discretion. Dr. Tagliaferri also is entitled to an automobile allowance of up to $750 per month plus certain related expenses and we have agreed to indemnify her in her capacity as an officer or director. Dr. Tagliaferri will receive a severance payment equal to her target bonus for the year, prorated for the number of months during the calendar year that she was employed. The agreement is effective as of January 1, 2008 and will terminate no later than July 1, 2010.

Grants of Plan-Based Awards

There were no plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2008. The option awards and unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards Table at December 31, 2008 on the following page.

Name	Grant Date	Approval Date	Estimated Future Payments Under Non-Equity incentive Plan Awards(1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Isaac Cohen	N/A	N/A	—	—	—	—	—
Mary Tagliaferri	N/A	N/A	—	—	—	—	—
Thomas Chesterman	7/11/2007	7/11/2007	—	—	800,000	2.98	1,443,763
	11/01/2007	11/01/2007	—	—	200,000	2.34	283,423

(1)	There were no cash bonuses awarded to the Named Executive Officers for the year ended December 31, 2008.

(2)
This column shows the number of shares based on the option grant on July 11, 2007 and November 1, 2007, respectively, to the Named Executive Officer which vests ratably over a four year period with one-fourth vesting on the anniversary of the hire date through July 2012.

(3)
This column shows the exercise price for the stock options granted to the Named Executive Officers, which was the closing price of Bionovo stock on the date the Compensation and Nominations Committee approved and granted such options.

(4)
This column shows the full grant date fair value of stock options granted to the Named Executive Officers in 2007. The full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2008:

	Number of Securities Underlying Unexercised Options(1)
Name	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Isaac Cohen(2)	—	—	—	—
Mary Tagliaferri(2)	—	—	—	—
Thomas Chesterman	200,000	600,000	2.98	7/11/2012
	50,000	150,000	2.34	11/01/2012

(1)	Options granted upon hire vest ratably over a four year period with ¼ vesting on the anniversary of the hire date.

(2)
Isaac Cohen, our Chairman and Chief Executive Officer, and Mary Tagliaferri, our President and Chief Medical Officer, do not currently participate in the stock incentive plan pursuant to the terms of their employment and separation agreements.

Options Exercised

There were no options exercised by the Named Executive Officers during the fiscal year ended December 31, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008. No equity compensation plans that were in effect as of December 31, 2008 were adopted without the approval of our security holders.

Plan Category	Common Stock to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, and Rights (b)	Common Stock Available for Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a)) (c)

Equity compensation plans approved by security holders	5,214,588	$1.89	3,885,534
Equity compensation plans not approved by security holders	—	—	—

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the NASDAQ rules, and in addition approves any direct or indirect personal loans from the Company to non-executive employees. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Transactions

Michael D. Vanderhoof, one of the Company’s directors, is the Chairman of Cambria Asset Management, LLC, a financial consulting firm. In connection with the Company’s reverse merger transaction, the April and May 2005 private placements, and the January 2007 private placement, Cambria Asset Management provided certain financial advisory and consulting services to us. As a result, Cambria Asset Management was issued five year warrants to purchase 1,082,000 shares of the Company’s common stock at an exercise price of $0.50 per share and warrants to purchase 536,901 shares of our common stock at an exercise price of $1.50 per share. In addition, the Company made cash payments to Cambria Asset Management in the amounts of $920,402.40 and $5,534.39 for placement agent commissions and expense reimbursement, respectively. We have been advised that Cambria Asset Management has agreed in principle with its officers and owners to assign the foregoing warrants to such persons, with Mr. Vanderhoof to receive warrants to purchase 300,000 shares of common stock at an exercise price of $0.50 per share, and warrants to purchase 134,225 shares of our common stock at an exercise price of $1.50 per share.

Dr. Naveh previously received a stock option to purchase 816,000 shares of common stock of Bionovo Biopharmaceuticals which was assumed by us in our reverse merger transaction. The stock option now represents the option to purchase the same number of shares of our common stock. Prior to June 28, 2005, Dr. Naveh was paid $2,000 per month for his services on the board of directors which arrangement has been supplanted by the stock option awards discussed above.  In 2008, we signed a manufacturing process consulting contract with Dr. Naveh for $60,000.   Dr. Naveh received payments totaling $55,000 in 2008 and a final payment of $5,000 in the first quarter of 2009.

Limitation of Liability of Officers and Directors and Indemnification

As permitted by Section 102 of the Delaware General Corporation Law, provisions in our amended and restated certificate of incorporation and amended and restated by-laws limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as directors. The duty of care generally requires that when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Bionovo, Inc, Corporate Secretary, 5858 Horton Street, Suite 400, Emeryville, CA 94608 or contact our Corporate Secretary at (510) 601-2000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of directors

/s/ Mary Tagliaferri

Mary Tagliaferri
President and Secretary

May 5, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available without charge upon written request to: Corporate Secretary, Bionovo, Inc 5858 Horton Street, Suite 400, Emeryville, CA 94608. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

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bioNovo

BIONOVO, INC.
INVESTOR RELATIONS
5858 HORTON STREET, SUITE 400
EMERYVILLE, CA 94608

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.

BIONOVO, INC.

The undersigned hereby appoints MARY TAGLIAFERRI and THOMAS C. CHESTERMAN, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Bionovo, Inc. that the undersigned may be entitled to vote at the 2009 Annual Meeting of Stockholders of Bionovo, Inc. to be held at Bionovo's offices located at 5858 Horton Street, Suite 400, Emeryville, California 94608 on Monday, June 15, 2009 at 11:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) that are withheld on the line below.
1. Election of seven directors nominated by the board of directors to serve until the 2010 annual meeting of shareholders.	☐	☐	☐	________________

Nominees:
1) John Baxter
2) George Butler
3) Isaac Cohen
4) Louis Drapeau
5) David Naveh
6) Mary Tagliaferri
7) Michael D. Vanderhoof

	For	Against	Abstain
2. Ratification of the appointment of PMB Helin Donovan LLP as Bionovo's independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3. In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposal 2.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date

THIS IS NOT A PROXY CARD. To vote these shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions under “How To Request A Copy Of Materials.”